Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
COMFORCE Corporation:

We consent to the incorporation by reference in the registration statements on Form S-3 (Registration No. 333-47941) and Form S-8 (Registration Nos. 333-46787, 333-82199, 333-56962 and 333-104730) of COMFORCE Corporation of our report, dated March 24, 2009, with respect to the consolidated balance sheets of COMFORCE Corporation as of December 28, 2008 and December 30, 2007, and the related consolidated statements of income, stockholders’ deficit and comprehensive income, and cash flows, for each of the fiscal years in the three-year period ended December 28, 2008, and the related financial statement schedule, which report appears in the December 28, 2008 annual report on Form 10-K of COMFORCE Corporation.

As discussed in our report dated March 24, 2009, the Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109, “Accounting for Income Taxes,” effective January 1, 2007.

/s/ KPMG LLP
Melville, New York
March 24, 2009